                         HOMESTEAD MOTORSPORTS COMPLEX
                       EXECUTIVE SUITE LICENSE AGREEMENT

     This license Agreement made and entered into this 14th day of February 1996, by and between and among THE HOMESTEAD MOTORSPORTS JOINT VENTURE, a Florida joint venture ("Owner"), MIAMI MOTORSPORTS JOINT VENTURE, a Florida joint venture ("MMJV") and Extended Stay America, Inc. ("Licensee").

                                  WITNESSETH:

     In consideration of mutual covenants set forth in this Agreement, Owner, MMJV and Licensee do hereby agree as follows:

     1.  Grant and License - Executive Suite.

         Subject to the terms and conditions set forth in this Agreement, Owner hereby grants Licensee the privilege and right to the use and possession as described herein, of the executive suite (the "Suite") located in the Homestead Motorsports Complex, Dade County, Florida (the "Complex") and identified by number on Exhibit One. A diagram of the Complex showing the specific location of the Suite is attached as Exhibit Two.

     2.  Term of Agreement.

         The term of this Agreement shall commence upon the execution of this Agreement by Owner, MMJV and Licensee, and shall expire three (3) years from the date of execution of this Agreement.

     3.  License Fee and Licensee's Privilege and Right to Suite.

         The use and possession of the Suite shall be contingent upon the timely payment to Owner of the fee (the "License Fee") in the amounts and at the times set forth in Exhibit One plus any applicable sales, use, property or other governmental taxes due.

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     4.  Furnishings, Decor and Alterations.

         At the commencement of Licensee's use of the Suite hereunder, the Suite shall be furnished and equipped with the fixtures, furnishing and equipment described in Exhibit One. Licensee shall not make any additions or alterations in the interior or exterior of the Suite or to the Fixtures, furnishings and equipment therein without the prior written consent of Owner, which may be withheld in its sole discretion. However, Licensee may supply articles of appointment, such as pictures, plants or insignia reasonable in size and in good taste, as determined in the sole discretion of the Owner. Any such additions, or alterations permitted by Owner shall be made at Licensee's expense and shall be made free of any liens or encumbrances, in a good workmanlike manner, and in compliance with all applicable permits, authorization, building and zoning laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having applicable jurisdiction. Any fixtures or materials incorporated in or attached to the Suite by Licensee shall become the property of Owner unless Licensee shall have obtained the advanced written approval of Owner to remove same prior to the expiration of the term of this Agreement, and if so removed, Licensee shall, at its own expense, repair and restore the Suite to its condition as of the commencement of this Agreement, and to the satisfaction of the Owner.

     5.  Possession and Use

         (a) During MMJV Promoted Events:

         Licensee shall be entitled to the exclusive use and possession of the Suite during the term of this Agreement, subject to the provisions of this Agreement. Licensee shall be entitled to use the Suite only at times for which appropriate tickets for admission to the Suite have been issued by MMJV for motorsports events promoted by MMJV. Licensee acknowledges and understands that the number of motorsports events promoted by MMJV may be subject to change from time to time. Moreover, the dates of these events may also be subject to change for

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reasons beyond the control of MMJV. At present, it is contemplated that MMJV will promote the following motorsports events: NASCAR Busch Grand National; a CART Sanctioned Event; NASCAR SuperTrucks; AMA Motorcycle Race; and the SCCA Trans Am. MMJV shall issue Licensee tickets for these events at no additional charge. The number of tickets to be issued to Licensee for each such event is set forth in Exhibit One. MMJV events will also include the Miami Grand Prix Indy Car Race.

     (b)  Non-MMJV Promoted Events

     Licensee acknowledges and understands that MMJV does not at this time promote motor races for any of the following motorsports events: Formula One; Grand Prix Motorcycles; World Super Bike; and the Winston Cup series ("Non-MMJV Promoted Events"). Should MMJV subsequently promote one or more of these Non-MMJV Promoted Events, or should another promoter eventually promote any Non-MMJV Promoted Events, then subject to availability of tickets, Licensee shall have the first right of refusal to purchase tickets to these events. See paragraph 6(b) below. Moreover, from time to time, non-motor racing events are expected to be held at the Complex which may or may not be promoted by MMJV ("Non-racing Events"). Neither Owner or MMJV guarantees Licensee use of the Suite or tickets for any of these Non-MMJV Promoted Events or Non-racing events.

     (c) Additional Terms and Conditions

     Licensee and Licensee's guests shall be bound by and shall observe the terms and conditions upon which tickets for admission to the Complex have been issued by the sponsor or promoter of each event (whether or not promoted by MMJV), for which tickets have been issued, including, without limitation, the policy adopted by the issuer of such tickets with respect to the pricing of such tickets and the cancellation or postponement of any event.

     (d) Limited Right of Use and Possession

     This Agreement provides Licensee only with the right and privilege to possess and use

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the Suite in the manner set forth herein, and except as pertains to the special right and privilege to so possess and use the Suite, this Agreement does not confer upon Licensee and Licensee's guests any greater or lesser rights and privileges with respect to admission to the Complex than afforded to other holders of tickets for admission thereto.

         (e) Suite Access

     Access to all Suites shall be from the main entrance to the Race Control Tower Building. Access to the suite level shall be shared only by persons holding appropriate tickets for admission to the suite level or by such other persons authorized by Owner or MMJV. Each suite shall be provided with a lock system.

     6.  Admission Tickets

         (a) Tickets for MMJV Motorsports Events

     During the term of this Agreement, MMJV shall issue Licensee with the number of admission tickets to the Complex for access to the Suite as set forth in Exhibit One for each MMJV promoted motorsports event conducted at the Complex. Licensee understands that the number of tickets issued to the Licensee must comply with all applicable fire code regulations governing occupancy as applied to a facility the size of the Suite, and Licensee agrees to observe such regulations at all times.

         (b) Tickets for Non-MMJV Events

     Admission tickets for any Non-MMJV Promoted Events and Non-Racing Events held at the Complex must be purchased by the Licensee. These admission tickets will be priced by the Sponsor or promoter of each such event, and the prices for the admission tickets are subject to change. However, the admission price charged to Licensee shall not exceed the admission price charged for an admission ticket to the highest priced category of seats in the Complex for the particular event.

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     (c)  Licensee's First Right of Refusal

     Subject to the foregoing, the Licensee shall have the first right of refusal to use the Suite for any event promoted or sponsored at the Complex. Should Licensee decline to use the Suite for any event, then Owner shall be entitled to use the Suite for its own purposes, including, but not limited to, the sale of seating in the Suite. Licensee shall be advised of all scheduled events to be held at the Complex by registered mail no later than forty-five
(45)days prior thereto. Licensee shall have fifteen (15) days from receipt of the notice to notify Owner of Licensee's intent to use the Suite for any scheduled event. Should the Owner not receive any response within the fifteen
(15) day deadline, the non-response shall be construed by the Owner to mean that the Licensee is declining the right to use the Suite, and the Owner shall have the right to proceed to use the Suite for its own purposes.

     7.  Furnishings and Services
         ------------------------

     During the term of this Agreement, Owner shall provide the following furniture, fixtures and services:

     (a) The furnishings, fixtures and equipment described in Exhibit One;

     (b) One color television, with closed circuit broadcasts, where available, of any motorsports event held at the Complex;

     (c) Air conditioning, ventilation, running cold water, and electricity during all events for which the Complex is open for use by the general public.

     (d) Ordinary repair and maintenance of the interior and exterior of the Suite made necessary by normal wear and tear;

     (e) Dusting, sweeping and cleaning of the Suite and rubbish removal and disposal following each event;

     (f) Telephone equipment and local area telephone service at Owner's

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expenses;

     (g) Food and beverage services solely through the official caterer licensed by Owner at Licensee's order and expense; and

     (h) Such other special services as Owner, in its sole discretion, may offer at prevailing rates and terms established from time to time by Owner.

     8.  Special Parking
         ---------------

     Licensee shall have the right specially to occupy, at no additional cost, twelve (12) parking spaces for automobiles located in the designated Complex parking areas in close proximity to the Suite at the times during which Licensee is entitled to use the Suite. Licensee shall have the option to purchase additional parking passes in the Complex's General Parking areas depending upon availability on a first-come, first serve basis at prevailing rates.

     9.  Licensee's Right of First Refusal to Renew License
         --------------------------------------------------

     If not in default in the performance of Licensee's obligations under this Agreement, Licensee shall have the right of first refusal to renew this license after the expiration of the term of this Agreement at such license fee and on such other terms and conditions as Owner may, in its sole discretion, determine. On or before six (6) months prior to the expiration of the term of this Agreement, Owner shall submit to Licensee an agreement which sets forth the license fee and other terms and conditions established by Owner for the renewal license. Licensee may exercise, if at all, its right of first refusal by executing and returning the agreement to Owner, together with any deposit or other payment which may be required thereunder, within thirty (30) days after the Agreement is sent to Licensee by Owner.

     10.  Covenants of Licensee
          ---------------------

     a) Licensee shall keep and maintain the Suite in good repair, order and condition, except for normal wear and tear, and shall reimburse Owner for costs incurred by

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Owner to repair any damage caused by Licensee or Licensee's guests to the Suite
(or to a substitute suite used by Licensee or Licensee's guests) or the property of Owner therein.

     (b) Licensee and Licensee's guests shall abide by and observe all rules and regulations established from time to time by Owner pertaining to the use and occupancy of the Suite.

     (c) Licensee and Licensee's guests shall at all times maintain proper decorum while using the Suite and shall comply with all present and future laws, ordinances, orders, rules and regulations of all governmental authorities, and will not suffer or permit to remain any use or manner of use of the Suite in violation thereof.

     (d) Licensee shall not permit the preparation of food in the Suite nor shall food or beverages (whether alcoholic or non-alcoholic) be brought into the Suite, except through the official caterer designated by Owner.

     11.  Default
          -------

     (a)  Termination of Licensee's Rights

     In the event Licensee fails to pay when due any amounts (including without limitation the License Fee) to be paid by Licensee pursuant to this Agreement or otherwise defaults in the performance or observation of its duties and obligations under this Agreement (whether owned to Owner or MMJV), Owner may, at its option, terminate the rights of Licensee hereunder by giving Licensee twenty
(20) days prior written notice. In the event that Licensee shall not have cured the default or breach specified in said notice within said twenty (20) day period, the Owner may terminate the right of Licensee to use and possession of the Suite and all other rights or privileges of Licensee under this Agreement and declare the entire unpaid balance of the License Fee immediately due and payable. Whereupon, Owner and MMJV shall have no further obligation of any kind to Licensee and may enter the Suite and remove all items of property of

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Licensee for storage at Licensee's expense.

          (b)  Upon Termination Owner May Relicense

     In the event of the termination of this Agreement due to licensee's default prior to the end of the term, Owner shall use reasonable efforts to relicense the right to the use and possession of the Suite to another party. Nevertheless, if there are any other suites in the Complex available to be licensed, Owner may give priority to licensing other suites. Licensee shall remain obligated to make all payments due or becoming due under this Agreement, but if Owner licenses the right to the use and possession of the Suite to another party, then all amounts received from such other party applicable to any remaining period of this Agreement shall be applied first to the expense of relicensing and then to the reduction of any obligations of Licensee to Owner under this Agreement. If the consideration collected by Owner upon any such relicensing is not sufficient to pay the full amount of all such obligations of Licensee, Licensee shall pay any such deficiency upon demand.

          (c)  Owner Shall Have Other Available Remedies

     The foregoing remedies of Owner shall not be to the exclusion of any other right or remedy set forth herein or otherwise available to Owner in law or in equity. Should any proceeding be commenced by Owner or MMJV to enforce its rights under this Agreement. Licensee agrees to submit to the subject matter and personal jurisdiction and venue of the Courts of Dade County, Florida and to be responsible for all attorney's fees and costs incurred by Owner or MMJV in the enforcement of this Agreement (including any appellate proceedings), whether or not litigation is actually commenced. Licensee hereby waives trial by jury.

          (d)  Owner and MMJV Do Not Waive or Release Any Rights

     No waiver by Owner or MMJV of any default or breach by Licensee of its obligations hereunder shall be construed to be a waiver or release of any other or subsequent default or

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breach by Licensee hereunder. Moreover, no failure or delay by Owner or MMJV in the exercise of any remedy provided for herein shall be construed to constitute a forfeiture or waiver thereof or of any other right or remedy available to Owner.

     12.  Strikes, Damage, Destruction, Etc.
          ----------------------------------

     In the event of any strike or other labor disturbance which results in the cancellation of any scheduled event, then, the Owner shall return to Licensee the aggregate ticket price or value for such cancelled event purchased by Licensee for the Suite. In the event of any damage to or destruction of the Suite or the Complex which renders the Suite or the Complex unusable, then, Owner shall attempt to relocate Licensee to another executive suite at the Complex. However, if Owner is unable to relocate Licensee to another executive suite at the Complex, then, the License Fee payable hereunder shall be abated during the period of time that the Suite is unusable. Any such abatement of the License Fee shall be computed annually by applying a pro rata formula by dividing the number of events for which the Suite was unusable, by the total number of events in the Complex during the applicable year including the number of such scheduled events which were canceled as a result of any such strike, labor disturbance, damage or destruction. Any such abatement shall be offset against the next succeeding installment of the License Fee payable by Licensee. Should any damage or destruction be caused to the Suite or the Complex, and Owner elects not to repair or restore same, this Agreement shall terminate as of the date of such damage or destruction, and the entire amount of the abatement shall be promptly paid to License.

     13.  Access by Owner
          ---------------

     Owner, its officers, agents, employees, and representatives shall be entitled to have access to the Suite on such occasions and to such extent as Owner, shall in its sole discretion, deem necessary or appropriate for the proper performance of the duties and obligations required

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or contemplated to be performed by Owner or to be observed by Licensee under this Agreement for the compliance with the rules and regulations governing use of the Complex. For such purposes, Owner shall retain duplicate keys to the Suite, and Licensee shall not change the locks or place any additional locks on, or otherwise restrict or impede Owner's access to the Suite.

     14.  Owner's and MMJV's Disclaimer of Liability
          ------------------------------------------

          (a)  Owner's and MMJV's Limited Liability

     Owner and MMJV shall not be liable or responsible for any loss, damage, or injury to any person or to any property of Licensee or Licensee's guests in or upon the Suite or other areas of the Complex, resulting from any cause whatsoever, including but not limited to theft and vandalism, unless due to the willful misconduct of Owner or MMJV.

          (b)  Licensee Indemnifies Owner and MMJV

     In addition, Licensee agrees to indemnify and hold Owner, MMJV, and the City of Homestead and their agents, servants, employees and representatives harmless from and against any liability losses, claims, demands, costs and expenses including attorney's fees and litigation expenses arising out of any personal injury or property damage occurring in or upon the Suite or other areas of the Complex due to contravention of any provision of the Agreement or of any applicable laws, rules, regulations or order of any governmental agency having appropriate jurisdiction over any actions or negligence of Licensee.

     15.  Security Deposit
          ----------------

     As security for the prompt and full payment of the License Fee and the full and faithful performance by Licensee of each and every other obligation of Licensee under this Agreement, Licensee has deposited with Owner the sum set forth in Exhibit One as the "Security Deposit", the receipt of which is hereby acknowledged by Owner. The Security Deposit may be commingled by Owner with its independent funds, and used as Owner deems appropriate. No

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interest shall be paid to Licensee on the Security Deposit. If, at any time during the term of this Agreement, any portion of the License Fee or any other amount payable by Licensee to Owner pursuant to this Agreement is not promptly paid when due, the Owner may, without waiving any other remedy which it may have under this Agreement, appropriate and apply all or any portion of the Security Deposit to the payment of such amount. Licensee shall, in such event and upon written demand of Owner forthwith, remit to Owner an amount sufficient to restore the Security Deposit to the original sum deposited, and Licensee's failure to do so within five (5) business days after receipt of such demand shall constitute a breach of this Agreement. If Licensee's right to the use and possession of the Suite is terminated pursuant to Paragraph 11 above, the Owner may, at its option, appropriate and apply the Security Deposit, or so much thereof as may be necessary, to compensate Owner for any loss or damage sustained or suffered by Owner due to Licensee's breach. Otherwise, the Security Deposit shall be returned to Licensee at the expiration of the term of this Agreement, or any renewal term, less any costs and expenses incurred by Owner in restoring the Suite to the condition required hereunder.

     16.  Miscellaneous
          -------------

          (a) Upon the expiration of the term of this Agreement (or, if applicable, upon the expiration of any renewal term pursuant to Licensee's right of first refusal under Paragraph nine (9) hereof) or upon the earlier termination of this Agreement, Licensee shall surrender possession of the Suite to Owner (with permanent improvements) in the condition in which it was originally delivered to Licensee, except for normal wear and tear and damage caused by casualty or force beyond the control of Licensee or Licensee's guests.

          (b) Neither Licensee or its heirs, executors, administrators, personal representatives and successors shall sell, assign, sublease, pledge or encumber this Agreement, or any of Licensee's rights and obligations hereunder without the prior written consent of Owner,

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which consent shall not be unreasonably withheld. Any attempted sale, assignment, sublease, pledge, transfer or encumbrance in contravention of the foregoing shall be null and void and of no effect. Owner shall have the right to assign this Agreement upon notice to Licensee.

          (c) It is understood that Owner may mortgage, pledge, assign or otherwise encumber the Suite, this Agreement as security for financing improvements to be made to the Suite of other purposes of the Owner and that, in such event, this Agreement and the rights and interests of Licensee hereunder shall be subordinate thereto; provided that any such mortgagee, pledgee, assignee or the holder of any such lien shall agree in writing to recognize this Agreement, and the rights and interests of any such mortgagee, pledgee, assignee or the holder of any such lien shall agree in writing to recognize this Agreement and the rights and interests of Licensee hereunder in the event of foreclosure or enforcement of said lain even if Licensee is not then in default in the performance of Licensee's obligations under this Agreement.

          (d) All notices, demands and other communications between the parties required or appropriate hereunder shall be in writing and deemed given if mailed, postage prepaid, to the address set forth above for the Owner and to the address set forth on Exhibit One for the Licensee, or to such other address as may be designated by either party from time to time in writing.

          (e) This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

          (f) This Agreement, together with the Exhibits annexed hereto, contain the entire agreement of the parties with respect to the matters provided for herein, and shall supersede any written or oral agreement previously made or entered into by the parties hereto. The following Exhibits are annexed hereto and made part thereof:

     (i) Exhibit One - Name and address of Licensee, Designation of the License Fee,

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Payment Schedule, Seating Capacity, Security Deposit, Fixtures, Furnishings, and
Equipment of the Suite.

     (ii) Exhibit Two - Diagram of the Complex Showing the Location of the
Suite.

          (g) This agreement and all the terms and provisions hereof shall inure to the benefit of and be binding on the parties hereto, their respective heirs, executors, administrators, personal representatives, successors and permitted assigns. No amendment or modification to this Agreement shall be effective unless the same is in writing and signed by Owner and MMJV.

          (h) Licensee is duly authorized to execute this Agreement and the person executing this Agreement on behalf of Licensee is duly authorized to execute this Agreement on Licensee's behalf.

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     IN THE WITNESS WHEREOF, this agreement shall become effective and binding upon the parties when executed by Owner, MMJV and Licensee, as indicted below.


WITNESS AS TO OWNER                    HOMESTEAD MOTORSPORTS
AND MMJV:                              JOINT VENTURE, AND  MIAMI
                                       MOTORSPORTS JOINT VENTURE,
                                       both by Miami Motorsports, Inc., their
                                       Administrative Venturer

                                       By: /s/ Jorge Dominicis
- - ---------------------------------          -------------------------------------

                                       Name: Jorge Dominicis
- - ---------------------------------            -----------------------------------

                                       Date: 2/14/96
                                             -----------------------------------

                                       Extended Stay America, Inc.

LICENSEE:                        LICENSEE:


                                       By: /s/ Robert A. Brannon
- - ---------------------------------          -------------------------------------
                                           Senior Vice-Prsident

                                       Name: Robert A. Brannon
- - ---------------------------------            -----------------------------------

                                       Date: 2/22/96
                                             -----------------------------------


                                       By:
- - ---------------------------------          -------------------------------------

                                       Name:
- - ---------------------------------            -----------------------------------

                                       Date:
                                             -----------------------------------


     * Each person or persons listed on Exhibit One as Licensee must sign the Agreement. If the Licensee is a corporation or a partnership, the title of the authorized signatory must be included.

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

                                  EXHIBIT ONE

                         NAME AND ADDRESS OF LICENSEE,
                          EXECUTIVE SUITE DESIGNATION,
                        DESIGNATION OF THE LICENSE FEE,
                           PAYMENT SCHEDULE, SEATING
                     CAPACITY, SECURITY DEPOSIT, FIXTURES,
                     FURNISHINGS AND EQUIPMENT OF THE SUITE


1.  Name, Address and Telephone Number of Licensee:
    Extended Stay America, Inc.



2.  Executive Suite Designation: 601



3. The total licensee fee for the use and possession of the Suite by Licensee during the term of the License Agreement shall be: $159,750 including applicable sales tax and shall be payable as follows:

     (a) $   26,625        upon execution of this Agreement; and
           --------------

     (b) $   26,625        on each six month anniversary thereafter during the
           --------------
         term of the License Agreement until the Licensee fee is fully paid.

4. On all events taking place after March 1-3, 1996 Licensee will have a commitment to spend a minimum of $500 on catering for Friday and Saturday of the event. For the March 1-3, 1996 event licensee will have credits toward catering costs of $500 on Friday, $1,000 on Saturday and $1,000 on Sunday.

5.  The Suite shall have a seating capacity for    30      persons in
                                               -----------
    contoured seating facing the race track in the outside balcony of the Suite.

6.  Licensee shall be entitled to be issued a total of    30      tickets to
                                                      -----------
    each MMJV promoted motorsports event held at the Complex;

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

7. The Suite will be furnished and include the following fixtures, furnishings and equipment:

    (a) contoured seating for the majority of tickets issued to the Licensee for the Suite, in the balcony of the Suite facing the race track;

    (b) sofas for overflow seating in the inside air conditioned area of the Suite;

    (c)  painted walls;

    (d)  sink with running cold water;

    (e)  one color television; and

    (f)  cocktail table.

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

                                  EXHIBIT TWO


DIAGRAM OF STADIUM SHOWING LOCATION OF THE SUITE




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